SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2003

Radian Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of principal executive offices)	(zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 9.	REGULATION FD DISCLOSURE

On December 18, 2003, Radian Group Inc. (the “Company”), entered into a $250 million credit agreement with Keybank National Association as Administrative Agent and certain other agents and lenders. The credit agreement among the Company, Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, Bank of America, N.A., as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and the other lenders party thereto is furnished as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: December 19, 2003	By:	/S/ HOWARD S. YARUSS
Howard S. Yaruss Executive Vice President

EXHIBIT INDEX

Exhibit Number
99.1	Credit Agreement, dated as of December 18, 2003, among Radian Group Inc, the Lenders party thereto, Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, as Documentation Agent.